EXHIBIT 23.2

                Consent of Shatswell, MacLeod & Company, P.C.

             [LETTERHEAD OF SHATSWELL, MacLEOD & COMPANY, P.C.]

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors
Slade's Ferry Bancorp.
100 Slade's Ferry Avenue
Somerset, Massachusetts 02726

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Slade's Ferry Bancorp. of our report dated January 13, 2004 (except for Note 14 as to which the date is January 22, 2004) with respect to the consolidated balance sheets of Slade's Ferry Bancorp. and Subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the Annual Report on Form 10-K for the year ended December 31, 2003 of Slade's Ferry Bancorp.



                                       /s/ SHATSWELL, MacLEOD & COMPANY, P.C.
                                       SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
May 12, 2004


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